EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement on Form S-3 (No. 333-1818781) pertaining to the shelf-registration of Affymetrix, Inc. securities, and
(2) Registration Statements on Form S-8 pertaining to the 1993 Stock Plan and the 1996 Nonemployee Directors Stock Option Plan (No. 333-11299 and No. 333-35287), the 1998 Stock Incentive Plan (No. 333-85575 and No. 333-59158), the GMS/Affymetrix 1998 Stock Plan (No. 333-34320), the Affymetrix/Neomorphic, Inc. 1998 Stock Option Plan (No. 333-52804), the Affymetrix, Inc. 2000 Equity Incentive Plan (No. 333-59160), the Affymetrix, Inc. Amended and Restated 2000 Equity Incentive Plan (No. 333-123452, No. 333-151771 and No. 333-166894), the ParAllele BioScience, Inc. 2001 Stock Option Plan (No. 333-129269), and the 2011 Employee Stock Purchase Plan (No. 333-176638), and 2012 Inducement Plan (No. 333-182456);
of our reports dated March 3, 2014, with respect to the consolidated financial statements and schedule of Affymetrix, Inc., and the effectiveness of internal control over financial reporting of Affymetrix, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Redwood City, California
March 3, 2014